CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 23, 1993 (except with respect to the matters discussed in Note 15, as to which the date is August 2, 1993), included in Horizon Healthcare Corporation's Form 10-K/A-Amendment No. 3 for the year ended May 31, 1993, dated October 5, 1993, and to all references to our Firm included in this registration statement.


                                   Arthur Andersen & Co.


Albuquerque, New Mexico
June 1, 1994
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            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (file number 33-53173) of our report dated January 28, 1994 included in the Marriott International, Inc. Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this registration statement.


                                   Arthur Andersen & Co.


Washington, D.C.
May 31, 1994